                                                   [HORIZON OFFSHORE, INC. LOGO]

                              HORIZON OFFSHORE, INC

                       CODE OF ETHICS AND BUSINESS CONDUCT


Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                   SETTING THE TONE - INTRODUCTORY INFORMATION

This Code of Ethics and Business Conduct (this "Code") sets forth the guiding principles and policies that govern the activities of Horizon Offshore, Inc. and its subsidiaries (collectively, "Horizon" or the "Company"). The purpose of the Code is to set forth the Company's commitment to high ethical standards and to reinforce prompt and consistent actions in the maintenance of those standards. The Company expects all directors, officers and employees, by virtue of their association or employment with the Company, to adhere to the highest standards of personal and professional integrity and to comply with this Code and all applicable laws, rules and regulations.

This Code is intended to promote the following objectives:

     - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

     -    Compliance with applicable governmental laws, rules and regulations;

     - The prompt internal reporting of violations of the Code to the appropriate person or persons, as identified in the Code; and

     -    Accountability for adherence to the Code.

This Code explains the basic principles of ethics and business conduct for the Company. No code or policy can anticipate every situation a director, officer or employee might confront. Accordingly, this Code is intended to serve as a source of guiding principles for directors, officers and employees, who are expected to apply such principles to their day-to-day activities and seek advice whenever they are unsure about a particular situation.

When in doubt about what to do, ask yourself this question:

WOULD I BE PROUD TO EXPLAIN MY ACTIONS TO MY FAMILY OR FELLOW EMPLOYEES -- OR TO
        MILLIONS OF PEOPLE AROUND THE WORLD ON TONIGHT'S NEWS BROADCAST?

If questions arise or the best course of action isn't clear, employees should consult with their supervisors or managers. Directors or officers should consult with the Company's General Counsel.

ACCOUNTABILITY

Each director, officer and employee must be alert and sensitive to situations that could result in illegal, unethical or otherwise improper actions, either by him or herself or other persons. A failure of any director, officer or employee to comply with any law, rule or regulation, this Code, or any other applicable Company policy may result in disciplinary action, removal or dismissal, and, if warranted, legal proceedings against him or her on behalf of the Company.

Approved by Board of Directors - Dec 3, 2003


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                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                   SETTING THE TONE - INTRODUCTORY INFORMATION

No violation of this Code, any other Company policy, or any law, rule or regulation will be justified by a claim that it was ordered by someone in higher authority. No one, regardless of his or her position, is authorized to direct another to commit an illegal act. Reporting a known or suspected violation of this Code or any applicable law, rule, regulation or Company policy should not be considered an act of disloyalty, but an action that shows a sense of responsibility that will help safeguard the reputation of the Company and its employees.

REPORTING ILLEGAL OR UNETHICAL BEHAVIOR OR VIOLATIONS OF THE CODE

You can learn more about reporting known or suspected illegal or unethical behavior or violations of the Code by referring to Appendix A: "How to Ask Questions or Report Violations; Enforcement."

DIRECTOR AND OFFICER RESPONSIBILITIES

The Company's directors and officers are expected to comply with this Code, other applicable Company policies, and all applicable laws rules and regulations. They are also expected to promote ethical behavior by (i) encouraging employees to talk to supervisors and other appropriate personnel when in doubt about the best course of action in a particular situation; (ii) encouraging employees to report violations of laws, this Code or any other Company policy to appropriate personnel; and (iii) reminding employees that the Company will not permit retaliation for reports made in good faith.

Company directors and officers who become aware of violations of law, this Code or any other Company policy are expected to stop the violations and, if necessary, conduct an investigation with assistance of Company counsel if appropriate.

PROTECTION FOR PERSONS REPORTING QUESTIONABLE BEHAVIOR

All directors, officers and employees are required to cooperate fully in any internal investigation. If a director, officer or employee discovers the need to report a suspected violation of law, this Code, or any Company policy, that person will not be terminated, disciplined, demoted or otherwise discriminated against for (i) making a report of a violation or suspected violation in good faith and on the basis of a reasonable belief that a violation has occurred or will occur or (ii) assisting with any ensuing investigation. To the extent permissible, the Company will endeavor to keep confidential the identity of anyone reporting possible violations.

AMENDMENT, MODIFICATION AND WAIVER

This Code may be amended or modified by the Company's Board of Directors. Any waiver of the provisions of this Code for the benefit of senior financial officers, executive officers or members of the Board of Directors requires the review of the Audit Committee of the Company's Board of Directors and approval by the full Board and must be promptly disclosed to shareholders in accordance with law and the applicable rules of the Nasdaq Stock Market, Inc. Any waiver of the Code for the benefit of an employee requires the review and approval of the CEO. Waivers may be granted only as permitted by law and in extraordinary circumstances.

Approved by Board of Directors - Dec 3, 2003


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
                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                   SETTING THE TONE - INTRODUCTORY INFORMATION

OTHER COMPANY POLICIES

This Code outlines the general standards of ethics and business conduct that are expected of Horizon's directors, officers and employees. Certain topics addressed by this Code, for example insider trading and workplace safety, are also the subject of specific Company policies that provide additional guidance and set forth additional responsibilities and expectations. In general, the specific requirements contained in those policies supercede the broad-based requirements of this Code.

ACKNOWLEDGEMENT

Each director, officer and employee is expected to read and understand Horizon's Code of Ethics and Business Conduct. On an annual basis, Horizon's General Counsel will circulate to certain employees the form included as Appendix B to the Code. The employee is required to return the signed and dated form to the General Counsel.

--------------------------------------------------------------------------------
Horizon's Code of Ethics and Business Conduct is a statement of the fundamental principles and key policies and procedures that govern the conduct of Horizon's business. It is not intended to and does not, in any way, constitute an employment contract or an assurance of continued employment or create any rights in favor of any employee, client, supplier, competitor, shareholder or any other person or entity. Horizon reserves the right to amend this Code at any time and for any reason, and any such amendment will be disclosed as and to the extent required by law and regulation.

Approved by Board of Directors - Dec 3, 2003


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                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                                TABLE OF CONTENTS

                                                                        PAGE #
                                                                        ------
SECTION 1  CONFLICTS OF INTEREST.....................................      5

SECTION 2  FAIR COMPETITION  - ANTITRUST LAWS........................      7

SECTION 3  BRIBERY, KICKBACKS AND OTHER IMPROPER PAYMENTS............      8

SECTION 4  GIFTS, MEALS, SERVICES AND ENTERTAINMENT..................      9

SECTION 5  INTERNATIONAL ETHICS AND COMPLIANCE.......................     10

SECTION 6  CONTRACT AUTHORIZATION....................................     12

SECTION 7  CONFIDENTIAL INFORMATION..................................     13

SECTION 8  SAFEGUARDING COMPANY ASSETS...............................     14

SECTION 9  ACCURACY OF BOOKS AND RECORDS/RECORD RETENTION............     15

SECTION 10 INSIDER TRADING...........................................     17

SECTION 11 PUBLIC COMMUNICATIONS.....................................     19

SECTION 12 EQUAL EMPLOYMENT OPPORTUNITY..............................     20

SECTION 13 HARASSMENT IN THE WORKPLACE...............................     21

SECTION 14 HEALTH, SAFETY AND THE ENVIRONMENT........................     22

SECTION 15 INFORMATION AND INFORMATION RESOURCES.....................     23

SECTION 16 LAWS, RULES AND REGULATIONS...............................     24

APPENDIX A HOW TO ASK QUESTIONS OR REPORT VIOLATIONS; ENFORCEMENT....     25

APPENDIX B ACKNOWLEDGEMENT FORM......................................     29

Approved by Board of Directors - Dec 3, 2003


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
                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                        SECTION 1: CONFLICTS OF INTEREST

All directors, officers and employees of the Company are required to avoid any situation that would create a conflict, or gives the appearance of a conflict, between their own interests and the interests of the Company. A "conflict of interest" exists whenever an individual's private interests interfere or conflict in any way with the interests of the Company.

Conflicts of interest may arise when:

     - You or someone with a close relationship to you has an interest in a company with which Horizon does business;

     - You or someone with a close relationship to you receives improper personal benefits as a result of your position at Horizon;

     - Other employment (including self-employment) or serving as an officer, director, partner or consultant for another organization interferes with your ability to act in the best interests of Horizon, requires you to use or disclose sensitive information about Horizon, or creates the appearance of impropriety; or

     - You or someone with a close relationship to you receives a loan or other extension of credit or credit support (such as a guaranty) from Horizon. Horizon is prohibited by law from extending or arranging for the extension of personal loans to executive officers.

OUR RESPONSIBILITIES

Conflicts of interest may not always be clear-cut, so if a question arises, an employee should consult with his or her supervisor or superior. Directors and officers should consult with the Company's General Counsel.

Generally, directors, officers and employees are expected to:

     -    Be able to identify potential conflicts of interest when they arise;

     - Notify appropriate personnel if they are in a situation where their objectivity may be questioned;

     - Make certain that any second jobs, financial interests or management interests in another company do not cause a conflict of interest or have a negative impact on the confidence the public has in Horizon;

     - In the case of an executive officer or manager, get approval from Horizon's Audit Committee and, in the case of all other company personnel, get approval from the Company's CEO when a company in which they or their family member owns or acquires an interest that is greater than 5 percent seeks to do business with Horizon and:

          - The company provides goods or services to Horizon, the value of which exceeds $1,000 annually; or

          -    They help make Horizon purchasing decisions; or

          - They have a role in making sure the company gets paid for the goods and services it provides.

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                  SECTION 1 (CONTINUED): CONFLICTS OF INTEREST

     -    Obtain advance approval from Horizon's Audit Committee to:

          - Perform work or services for any person or organization that competes with or seeks to do business with Horizon; or

          - Take a position on the board of directors of another organization that competes with, seeks to do business with or has regular business dealings with Horizon.

Directors, officers and employees are prohibited from taking for themselves any opportunity available to Horizon that is discovered through the use of Company assets, information or position.

BOARDS OF DIRECTORS OF NONPROFIT ORGANIZATIONS

Generally, employees are not prohibited from sitting on the board of directors of a nonprofit organization but should inform their supervisor prior to commencing board service. Directors and executive officers should disclose all other board memberships to Horizon's Nominating and Governance Committee. In all cases, directors, officers and employees should excuse themselves from any discussions or votes on any matter involving Horizon to avoid the appearance of improper behavior.

EMPLOYMENT OF RELATIVES - COMPANY POLICY

Situations may arise where relatives (defined as husband, wife, children, step-children, mother, father, step-parent, sister, brother, grandparents, grandchildren, mother-in-law or father-in-law) are employed by Horizon or have a financial stake in an entity that does business with Horizon. Frequently, this is not a problem, but the potential for an actual or perceived conflict of interest may exist. Employees should advise Human Resources of any situations involving employment of their relatives. Directors and officers should disclose such information to Horizon's Audit Committee.

Approved by Board of Directors - Dec 3, 2003


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
                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                  SECTION 2: FAIR COMPETITION - ANTITRUST LAWS

Horizon succeeds in the marketplace by offering competitively priced, quality services. The Company strives to support fair competition by complying with antitrust laws prohibiting activities that reduce competition and restrict trade.

EXAMPLES OF ANTI-COMPETITIVE BEHAVIOR

The following behavior could be considered anti-competitive and a violation of antitrust laws:

     - Any discussions or agreements with a competitor regarding pricing, territories, market share or intent to bid (or not bid) for particular business or regarding the terms of any contract or agreement with a Company customer or supplier;

     - Providing different information about a request for quotation/proposal to competing bidders;

     - Entering into an exclusive dealing arrangement or understanding where you agree to work only with certain suppliers or distributors in a particular market where Horizon may have market power;

     - Taking advantage of market power to eliminate or threaten a competitor or potential competitor in that or another market; and

     - Suggesting that a product or service must be resold at or within a particular price or range of prices.

OUR RESPONSIBILITIES

Company personnel must deal fairly with the Company's customers, suppliers and competitors and are expected to act with integrity by maintaining Horizon's independence of judgment in the pricing, marketing, purchasing and selling of all services.

Company personnel are generally expected to:

     - Understand how fair competition laws apply to the Company's business and learn how to avoid engaging in potentially unlawful behavior;

     - Leave any meeting or informal gathering immediately and contact the Legal Department when any type of discussion with competitors begins that could be considered anti-competitive;

     -    Refrain from:

               - Improperly attempting to prevent anyone from competing with Horizon or from entering the markets in which Horizon participates;

               - Suggesting to suppliers that our purchasing decisions depend on their use of Horizon's goods or services, or that failing to do business with a Horizon subsidiary or affiliate could jeopardize all business with Horizon; and

               - Making inaccurate or misleading statements about competitors, suppliers, customers or their offerings.

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

            SECTION 3: BRIBERY, KICKBACKS AND OTHER IMPROPER PAYMENTS

Company personnel are expected to maintain the highest level of integrity when dealing with government officials and members of the private sector.

Anti-bribery laws prohibit companies from directly or indirectly promising, offering or making payment of money or anything of value to anyone (including a government official, an agent or employee of a political party, labor organization or business entity, or a political candidate) with the intent to induce favorable business treatment or to improperly affect business or government decisions.

Please note: Anti-bribery laws, anti-kickback laws, and the laws and regulations that govern the giving of gifts, are complex and can vary from country to country, and even within a country (e.g., local versus national officials) and from state to state. This Code does not necessarily take into account all local legal requirements. Unless otherwise stated in Company policy, more restrictive local laws take precedence.

OUR RESPONSIBILITIES

Company personnel must avoid giving the impression that they are trying to influence another person's business decision when giving cash or anything else of value to third parties. In furtherance of this goal, all Company personnel are expected to:

     - Comply with all state, federal and foreign laws and regulations that govern gifts, meals and entertainment given to public officials and employees of governmental agencies;

     - Refrain from giving gifts that are intended to influence, or appear to influence, business decisions;

     - Refrain from providing any payment or other kickback in return for favorable treatment.

A gift or payment is improper if it is used to influence, or appears to influence, a business decision. Employees should consult with their supervisor or manager if they have questions as to whether a gift or payment could be considered improper. Officers should consult with the Company's General Counsel.

Approved by Board of Directors - Dec 3, 2003


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
                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

               SECTION 4: GIFTS, MEALS, SERVICES AND ENTERTAINMENT

The giving and receiving of gifts, meals, services or entertainment can be important and respectable ways of building and maintaining legitimate business relationships. However, in order to maintain trust and integrity with the Company's business partners, it is important to be prudent when accepting gifts. No director, officer or employee should ever accept a gift that might be intended to influence, or appears to influence, a business decision.

Decisions about gift giving must be carefully evaluated. In general, Horizon does not consider ordinary and reasonable business entertainment, or gifts of nominal value that are customary and legal, to be improper. The Company recognizes that in certain cultures, gifts of more substantial nature may be customary and expected. However, the giving of improper gifts or payments can undermine customer relationships, damage the Company's reputation and subject the Company to legal penalties.

In addition, certain of the Company's customers and suppliers forbid their employees from receiving gifts of more than a nominal value in the course of doing business. Company personnel should comply with the gift and entertainment policies of the Company's customers and suppliers as if they were a part of this Code.

OUR RESPONSIBILITIES

Company personnel are expected to act with integrity when deciding whether to accept a business gift, meal, service or entertainment. Employees who are buyers, who influence buying, or who are involved in procurement transactions in any way (e.g., determining specifications, evaluating bids, etc.) must be mindful of the impression they are making when accepting a business gift, meal or other form of entertainment.

Generally, Company personnel are expected to:

     - Accept only personal gifts that would be considered common business courtesies and for which they would reasonably expect to give something similar in return in the normal course of business;

     - Ensure business entertainment provided to third parties is reasonable and customary;

     - Offer only gifts that are considered customary, reasonable, legal and of nominal value in the local market;

     - Obtain prior approval of management or another appropriate superior before making a decision about whether or not to offer a gift that is more than nominal value in the local market;

     - Comply with the Horizon's policy on "Business Related Expense Reporting;" and

     - Refrain from accepting or requesting any gift, meal, service or entertainment that might be intended to influence, or even appears to influence, a business decision.

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                 SECTION 5: INTERNATIONAL ETHICS AND COMPLIANCE

Horizon strives to maintain the highest standards of integrity when conducting business in the United States and abroad. The Company's success in global business transactions depends on its compliance with country-specific constraints and conditions and sensitivity to local customs. The laws, regulations and conventions governing international business relationships vary from country to country. It is Horizon's policy to comply not only with the letter of these laws but also with their spirit.

Horizon and its employees are also responsible for following applicable U.S. laws when doing business outside of the United States. Since violations of those laws can result in substantial fines, imprisonment and severe restrictions on the Company's ability to do business, it is essential that Horizon employees follow them. If local law conflicts with applicable U.S. law, or if in doubt, ask for guidance before taking any action.

OUR RESPONSIBILITIES

Horizon personnel who conduct business outside of the United States are expected to be familiar with the laws and regulations of each country in which they conduct business, as well as the following laws and regulations:

     -    The anti-bribery provisions of the Foreign Corrupt Practices Act
          (FCPA) and the anti-bribery legislation of the Organization for Economic Co-operation and Development (OECD) Convention;

     -    U.S. anti-boycott laws;

     -    U.S. Treasury embargo sanctions; and

     -    U.S. exports control restrictions.

All officers and employees are expected to:

     - Report any FCPA and OECD Convention concerns to their supervisor or manager;

     - Report gifts received from representatives of foreign countries to the appropriate supervisor or manager; and

     - Seek advice in advance from the General Counsel regarding whether a payment is legal and legitimate;

     -    Record all payments and transactions accurately and fairly;

     - Report all requests for boycott support or boycott-related information to the General Counsel and the U.S. government;

     - Obtain technical guidance and advice from the General Counsel about export control restrictions when exporting sensitive goods or technology;

     - Seek advice from the General Counsel regarding any sensitive political issues with a country in which Horizon is doing or considering doing business; and

     - Receive all training required to understand the laws and regulations governing international transactions.

Approved by Board of Directors - Dec 3, 2003


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                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

           SECTION 5 (CONTINUED): INTERNATIONAL ETHICS AND COMPLIANCE

Officers and employees must not:

     - Make payments or gifts directly or indirectly (such as payments to agents, sales representatives or other third parties) if they have reason to believe they will be used illegally. This includes corporate and personal funds; and

     - Violate anti-boycott laws, governmental embargoes or export control restrictions.

The following are summaries of the key U.S. laws and regulations governing international business. Because most of these are based on U.S. foreign policy and national security goals, they are subject to change. It is the individual responsibility of each officer and employee to stay up to date with any changes in these laws.

FCPA AND THE OECD CONVENTION LEGISLATION

The FCPA and the legislation implementing the OECD Convention make it a crime to promise, offer or give anything of value to a government official or political party or candidate in order to obtain or retain business or gain any improper advantage. The FCPA covers all countries in which Horizon currently has operations, and the laws implementing the OECD Convention presently cover many of those countries.

ANTI-BOYCOTT LAWS

Anti-boycott laws make it against the law to cooperate in any boycotts between foreign countries not officially sanctioned by U.S. law.

TREASURY EMBARGO SANCTIONS

The Treasury Department's Office of Foreign Assets Control prohibits U.S. companies and their foreign subsidiaries from doing business with certain countries, agencies and individuals. Regulations vary depending on the country and the type of transaction.

EXPORT CONTROL RESTRICTIONS

To prevent sensitive goods, technology and software from falling into the wrong hands, exports of those products and technical information to certain countries or individuals is restricted. These restrictions may also apply to transfers between Horizon and its foreign subsidiaries.

Approved by Board of Directors - Dec 3, 2003


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                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                        SECTION 6: CONTRACT AUTHORIZATION

Horizon's contractual agreements govern its business relationships and ensure that Horizon's business agreements and confidential information are protected.

Because the laws governing contracts are numerous and complicated, Horizon has enacted policies and procedures to ensure that contracts entered into by it have appropriate level of review and approval.

OUR RESPONSIBILITIES

Horizon employees, including officers, who enter into contracts on Horizon's behalf, must have proper authorization, including legal review where required by Company policy, prior to the execution of any contract.

All officers and employees must:

     - Know the types of contracts that they are authorized to execute on behalf of the Company, if any;

     - Comply with Horizon's policies and procedures for entering into contracts; and

     - Where required by Company policy, make sure that the legal department reviews and approves any contract.

No officer or employee may enter into any contract on behalf of Horizon without proper review and authorization.

Approved by Board of Directors - Dec 3, 2003


                                       12
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                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                       SECTION 7: CONFIDENTIAL INFORMATION

CONFIDENTIAL INFORMATION

It is not uncommon for Company personnel to use or review confidential or proprietary ("confidential information") in the course of doing business. This includes the Company's confidential information, as well as that of third parties.

"Confidential or proprietary information" is any information that provides an entity with some kind of business advantage and is not generally known to the public. Examples of proprietary information include, but are not limited to:

     - The Company's bid strategies, bidding activities, pricing information and estimates;

     - Strategic nonpublic information about current and future business plans;

     -    Suppliers' pricing and specifications;

     - Non-public records, such as financial, personnel and personal health information records;

     -    Financial earnings results before they are released to the public; and

     -    Information designated as confidential or proprietary.

OUR RESPONSIBILITIES

Company personnel are expected to comply with laws protecting confidential information from unlawful disclosure. Failure to comply with these laws and standards can cause irreparable damage Horizon's reputation and result in legal penalties, adverse regulatory actions and restrictions. It can also prohibit Horizon from conducting business within certain countries. Directors, officers and employees, during or subsequent to association or employment with the Company and without proper authority, may not give or make available to anyone, or use for his or her own benefit, confidential information derived from association or employment with the Company.

Company personnel are expected to protect the confidential information of the Company and third parties by:

     -    Using sensitive information for business purposes only;

     - Using all applicable Company procedures for labeling and handling confidential information;

     - Sharing confidential information only with appropriate parties both within and outside of Horizon;

     - Making sure that the Company's use of confidential information is consistent with its policies, affiliate rules, contractual obligations and applicable laws;

     - Refraining from disclosing confidential information to individuals (including other employees, officers and directors) who do not have a business need to know the information; and

     - Preventing access to confidential information under their control without proper authorization.

Approved by Board of Directors - Dec 3, 2003


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                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                     SECTION 8: SAFEGUARDING COMPANY ASSETS

COMPANY ASSETS

Horizon invests in and uses certain assets to advance its business strategy and objectives. Preserving, maintaining, protecting and otherwise taking care of Company assets is a critical part of the Company's success.

Company assets include, but are not limited to, equipment, tools, machinery, gear, books, office supplies, fax machines, computers, phones and work time. Limited personal use of office resources such as office supplies, fax machines, computers and phones on Company time is generally allowed. However, since excessive personal use can be costly and impact profitability, all directors, officers and employees are expected to use good judgment when utilizing these assets.

The personal use of Horizon equipment, tools and machinery is not allowed, except where specific business-unit policy allows for such use.

OUR RESPONSIBILITIES

Horizon directors, officers and employees are expected to use Company assets and resources responsibly and for legitimate business purposes. Employees are expected to talk to a supervisor when it is unclear if the use of a Company asset in a given situation is appropriate.

Generally, Company personnel must not:

     - Take, loan, donate, sell, damage or otherwise use Company assets for non-corporate purposes unless specifically authorized;

     -    Reproduce protected materials for personal use;

     - Make personal use of any Company asset (including computers and other office resources, equipment, tools and machinery) that creates any additional costs for Horizon, interferes with work duties, or violates any Company policies;

     -    Allow Company property to be used for illegal activities; or

     -    Use Company property or information for personal gain.

PURCHASING PRACTICES

All purchasing decisions should be in alignment with Horizon's business standards and goals and should be result in the best value for Horizon. Important components of purchasing include competitive bids, partnering arrangements, incentive-based contracts, quality verification, confirming the legal and financial condition of the supplier, and avoiding personal conflicts such as dealing with family members or friends. Purchase agreements should be written and should adequately set forth the expectations of all parties.

Approved by Board of Directors - Dec 3, 2003


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                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                    SECTION 9: ACCURACY OF BOOKS AND RECORDS/
                                RECORD RETENTION

Horizon expects accountability and accuracy in all accounting and time reporting practices. All of the Company's books, records, accounts and financial statements must appropriately reflect the Company's transactions and must conform to both applicable legal requirements and to the Company's systems of internal controls. Horizon's system of internal controls helps protect the Company's financial accountability by:

     -    Assuring management's authorization of financial transactions;

     -    Ensuring that financial transactions are properly recorded and posted;
          and

     -    Satisfying financial and regulatory reporting requirements.

OUR RESPONSIBILITIES

It is critical to the Company's reputation that its financial and non-financial data be reported accurately. All financial data should be prepared promptly, carefully, and honestly and treated with discretion. Misstating financial results could result in serious criminal and civil fines and penalties for Horizon and personal criminal liability for any director, officer or employee who falsifies or alters records or reports or who knowingly approves false or altered records.

The Company is committed to full, fair, accurate and understandable disclosure in public reports and documents that it filed with, or submits to the Securities and Exchange Commission (SEC), the Nasdaq Stock Market, Inc., other regulatory authorities, stockholders and the public. Depending on their position with the Company, a director, officer or employee may be called upon to provide necessary information to assure that the Company's corporate reports are complete, fair and understandable. The Company expects all directors, officers and employees to take this responsibility seriously and to provide prompt and accurate answers to inquiries related to the Company's corporate disclosure requirements.

Examples of prohibited behavior in connection with the maintenance of the Company's books and records include, but are not limited to:

     - Using questionable accounting techniques in violation of applicable legal requirements;

     -    Managing earnings;

     -    Manipulating results to meet targets for incentive plans;

     -    Manipulating financial accounts, records or reports;

     - Maintaining off-the-book accounts to facilitate questionable or illegal payments; or

     - Taking any action or causing anyone else to take any action to influence, coerce, manipulate or mislead auditors for the purpose of rendering financial statements misleading.

RECORD RETENTION

Horizon employees create or maintain a variety of corporate records in many forms, including electronic. Horizon is required by law to keep available for inspection specific corporate records, usually for a stated minimum period of time.

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

              SECTION 9 (CONTINUED): ACCURACY OF BOOKS AND RECORDS/
                                RECORD RETENTION

Horizon may be subject to legal sanctions if records are not retained for the appropriate length of time or are not disposed of properly. Failing to retain records appropriately could also put the Company at a serious disadvantage in any litigation.

Legal records could constitute any recorded information, regardless of format or characteristics. This includes both electronic and non-electronic records.

OUR RESPONSIBILITIES

Directors, officers and employees may not knowingly destroy, alter or falsify any document, record or object in order to avoid or impede any pending or potential civil or governmental investigation or proceeding.

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                           SECTION 10: INSIDER TRADING

Horizon's success in the marketplace requires it to maintain the trust and confidence of the investment community. Horizon's directors, officers and employees must act with integrity and comply with all applicable laws when trading public securities, including the Company's securities.

DEFINITION OF INSIDER TRADING

Insider trading may occur when a person:

     - Knows material non-public information about Horizon or any company with whom Horizon has a business relationship; and

     - Trades that company's securities, such as stocks or bonds, while in possession of that information or tell others about it before it is made public.

Non-public information, whether positive or negative, is generally "material" if it might be of significance to an investor in determining whether to purchase, sell or hold the Company's securities. Information may be significant for this purpose even if it would not alone determine the investor's decision.

Examples of material non-public information include, but are not limited to:

     -    Plans to issue securities;

     -    Significant changes in earnings patterns;

     -    Major contract awards;

     -    Changes in key management personnel; and

     - Important regulatory actions affecting the Company, whether positively or negatively.

Circumstances suggesting the possibility of insider trading can result in an investigation by a stock exchange or by governmental authorities. Such an investigation could damage Horizon's reputation and could result in liabilities or penalties, including criminal charges and fines against the individual director, officer or employee.

OUR RESPONSIBILITIES

When trading Horizon securities, including Horizon securities in retirement or similar accounts, directors, officers and employees are expected to take precautions to make sure that the trades are not made while in possession of material non-public information.

Directors, officers and employees are prohibited from:

     - Trading the securities of Horizon while they are in possession of material non-public information;

     - Trading the securities of Horizon's suppliers or customers or other companies with whom Horizon has a business relationship while in possession of material non-public information learned in the course of employment with the Company;

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                     SECTION 10 (CONTINUED): INSIDER TRADING

     - Trading the securities of Horizon (or of an applicable outside company) until the second business day after any material non-public information of which they are aware has been made available to the public. This includes any transfers into and out of the Horizon stock fund in their savings plans, and changes in patterns involving purchases of Horizon securities within the plans (regularly scheduled monthly purchases of Horizon securities within plans are not prohibited.); and

     - Giving material non-public information to anyone not authorized to have that information, including other Horizon employees and the person's friends and family members. If this information is subsequently used by the recipient to trade in securities, it is considered illegal "tipping" and is a violation of insider trading laws. Even a casual remark to a friend or family member may find its way to a broker and eventually to the entire financial community, thereby requiring the Company to make a premature or unplanned public announcement.

     FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY'S "INSIDER TRADING POLICY".

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                        SECTION 11: PUBLIC COMMUNICATIONS

Horizon employs professionals who are trained and qualified to release information to the public. Only employees specifically involved in media and/or public relations or specifically authorized by the CEO should provide information to the media or to other external parties seeking information on Horizon's business affairs. The potential risks with respect to inaccurate statements include claims of false advertising, misrepresentation, breach of contract, securities fraud or antitrust violations.

The Company is subject to specific rules that govern the reporting of information to government agencies or elected officials. Only authorized persons should handle requests for information from these agencies or individuals.

OUR RESPONSIBILITIES

All directors, officers and employees are expected to cooperate fully and truthfully with regulatory and governmental investigations and proceedings and to not obstruct other persons from doing so.

Directors, officers and employees are also expected to:

     - Forward the following types of inquiries to the appropriate departments:

          ----------------------------------------------------------------------
          SOURCE                               REFER TO
          ----------------------------------------------------------------------
          Financial community                  CFO / Investor Relations
          ----------------------------------------------------------------------
          News or trade media                  CEO / Marketing
          ----------------------------------------------------------------------
          Regulatory agencies                  Legal Department
          ----------------------------------------------------------------------
          Elected officials                    CEO / Legal Department
          ----------------------------------------------------------------------
          Person seeking information about a
          current or former Horizon employee   Human Resources
          ----------------------------------------------------------------------

     - Inform their supervisor or other appropriate personnel immediately about any request from a government agency or individual that falls outside of their routine job responsibilities; and

     - Report to their supervisors or other appropriate personnel any violations of law or this Code that may warrant disclosure to appropriate government authorities.

If our personal cooperation has been formally requested (such as by subpoena), Horizon directors, officers and employees are expected to cooperate fully and truthfully with regulatory and governmental investigations. Failure to so cooperate could result in corrective action up to and including termination.

FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY'S "FAIR DISCLOSURE POLICY".

Approved by Board of Directors - Dec 3, 2003

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                    SECTION 12: EQUAL EMPLOYMENT OPPORTUNITY

Horizon seeks to create an atmosphere of inclusion where diversity is valued, the dignity of each person is respected, and its employees' contributions are recognized. Directors, officers and employees are expected to demonstrate the values of teamwork and inclusion by acting with mutual respect and cooperation. The Company does not tolerate discrimination in the workplace against its employees.

Directors, officers and employees are expected to comply with laws concerning discrimination and equal opportunity that specifically prohibit discrimination on the basis of certain differences. It is Company policy to recruit, select, train and pay its employees based on merit, experience and other work-related criteria.

EXAMPLES OF DIFFERENCES PROTECTED BY LAW OR HORIZON POLICY

Differences protected by law or by Horizon policy include:

     -    Race

     -    Gender

     -    Religion

     -    Color

     -    National origin

     -    Age

     -    Disability

     -    Veteran status

     -    Marital status

OUR RESPONSIBILITIES

All personnel are expected to treat others with respect in the course of performing their job or duties and to comply with equal employment opportunity laws, including those related to discrimination and harassment.

Generally, Company personnel should not:

     - Use any differences protected by law as a factor in hiring, firing or promotion decisions;

     - Use any differences protected by law when determining terms or conditions of employment, such as work assignments, employee development opportunities, vacation or overtime; and

     - Retaliate against any person who makes a complaint of discrimination in good faith, or participates in an investigation.

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                     SECTION 13: HARASSMENT IN THE WORKPLACE

Horizon is committed to maintaining a positive work environment where all employees are treated with dignity and respect. Harassment of any kind in the workplace is not tolerated. The Company encourages its directors, officers and employees to demonstrate inclusion and teamwork by valuing the dignity of every person, honoring differences and reporting incidents of harassment to the appropriate persons.

Harassment generally means offensive conduct that is severe and pervasive and singles out an employee to the detriment or objection of that employee because of a difference protected by law or Horizon policy. Depending on the situation, a wide range of conduct could be viewed as harassment, from direct requests of a sexual nature to situations where offensive behavior (e.g., insults, offensive jokes or slurs, offensive material posted in the workplace, etc.) results in a hostile work environment.

OUR RESPONSIBILITIES

All Company personnel are expected to do their part to ensure a safe and secure workplace in which employees can perform their duties without fear of harassment.

Any person who believes he or she has been discriminated against or harassed is encouraged to report such activity to his or her supervisor, or if reporting to the supervisor would be inappropriate under the circumstances, to another superior or to the General Counsel. Reports of harassment will be promptly and thoroughly investigated in as confidential a manner as possible. Horizon will take appropriate action if harassment is determined to have occurred.

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                   SECTION 14: HEALTH, SAFETY, AND ENVIRONMENT

Protecting and responsibly managing natural resources demonstrates environmental stewardship and is critical to the quality of life in the communities Horizon serves and Horizon's long-term business success. The health and safety of co-workers, customers, subcontractors and communities is the responsibility of all Horizon directors, officers and employees.

Horizon strives to provide a safe and healthy work place for its employees and for visitors to its facilities by encouraging:

     - Compliance with all with environmental, health and safety laws, regulations and other requirements; and

     - The systematic implementation of Horizon's health, safety, and environment (HSE) policies and standards.

OUR RESPONSIBILITIES

All Company personnel are expected to:

     - Comply with all applicable environmental, health and safety laws, regulations, permits and other requirements that pertain to

               -    Employee and public safety and health;

               -    Work conditions;

               -    Pollution control; and

               -    Waste management.

     - Follow work instructions or procedures on environmental, health and safety laws, regulations and risk management, and apply training to protect others, the environment and themselves;

     - Promptly report to their supervisor or other appropriate personnel, all environmental, health and safety incidents, including significant near misses;

     - Report to work fit to perform their duties free of the effects of alcohol or drugs not administered under the care of a physician;

     -    Be sure the Horizon work environment is safe at all times;

     - Understand and incorporate the Company's HSE responsibilities into daily work activities;

     - Not possess or use weapons while on Horizon premises or vessels or while engaged in Horizon business, unless expressly authorized to do so;

     - Not use, possess, sell or transfer illegal drugs, illegal narcotics or alcohol while on Horizon premises or vessels or while engaged in Horizon business.

FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY'S "HS & E POLICIES".

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                SECTION 15: INFORMATION AND INFORMATION RESOURCES

Horizon's information systems support internal and external business activities. Because these resources connect the Company with the outside world, they are vulnerable to attack or exploitation by third parties. All Horizon employees, not just its information technology professionals, are therefore responsible for information security.

The Company considers all data and communications transmitted or received by or contained in the Company's electronic or telephonic equipment and systems or maintained in written form to be Company property. Employees and other users of the equipment or systems should have no expectation of privacy with respect to those data and communications.

OUR RESPONSIBILITIES

Horizon expects its information and information systems to be used and managed appropriately. All personnel are expected to:

     - Follow all policies and procedures related to the protection of information and information resources, including network access and appropriate use of the Internet and e-mail;

     - Report any unusual activities to the Director of Information Technology or to Internal Audit as quickly as possible;

     - Refrain from letting personal use of information system technologies interfere with Horizon business activities or incur unnecessary cost; and

     - Refrain from letting business or non-business use of information and information resources violate Horizon policies or legal requirements.

Please note that Horizon randomly monitors the usage of Horizon-provided information technologies, including the Internet and e-mail, for misuse or abuse, except where prohibited by law.

FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY'S "ELECTRONIC COMMUNICATIONS POLICY."

Approved by Board of Directors - Dec 3, 2003

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                     SECTION 16: LAWS, RULES AND REGULATIONS

Horizon is subject to numerous local, state, federal and provincial laws, rules and regulations. Any violation of a law, rule or regulation could damage the Company's reputation to the detriment of its stockholders and could lead to severe punitive actions. All directors, officers and employees are expected to understand, respect and comply with all of the laws, rules, regulations, policies and procedures that apply to them in their position with the Company.

OUR RESPONSIBILITIES

All directors, officers and employees are expected to comply with all applicable laws, rules and regulations and to:

     - Be aware of the laws, rules and regulations that affect their daily job responsibilities;

     -    Attend training on those laws, rules and regulations; and

     - Consult with their supervisor or the Company's General Counsel if they have any questions about the existence, applicability or interpretation of any law, rule or regulation.

Approved by Board of Directors - Dec 3, 2003

                                                                      APPENDIX A

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

             HOW TO ASK QUESTIONS OR REPORT VIOLATIONS; ENFORCEMENT

QUESTIONS AND GUIDANCE

If you have any questions about policies, practices or this Code of Ethics and Business Conduct, talk to your immediate supervisor or manager. If for some reason you are uncomfortable speaking with your immediate supervisor, please talk to another member of management or the Company's General Counsel. Don't put it off. Time may be of the essence in avoiding a bigger problem.

You may also seek advice and counsel from the Company's functional departments such as Human Resources, Finance, Internal Audit and Legal.

The Company has developed the following procedures to ensure the prompt and consistent enforcement of the Code, protection for persons reporting questionable behavior, clear and objective standards for compliance, and a fair process by which to determine violations.

REPORTING ILLEGAL OR UNETHICAL CONDUCT

REPORTING SUSPECTED OR KNOWN VIOLATIONS COMMITTED BY COMPANY DIRECTORS OR
OFFICERS

Directors, officers or employees who suspect or know of violations of the Code or otherwise illegal or unethical business or workplace conduct by Company directors or officers have an obligation to report such violations or conduct to the Audit Committee of the Company's Board of Directors by writing to the Chairman of the Audit Committee, at the following address:

Chairman of the Audit Committee of the Board of Directors
ID # XXX-XXX-XXXX (refer to Horizon intranet web site for ID #)
c/o MessagePro
9700 Bissonet Suite 1500
Houston, TX 77036 USA

The Chairman will promptly forward all such reports to the Audit Committee for its review.

REPORTING SUSPECTED OR KNOWN VIOLATIONS COMMITTED BY COMPANY EMPLOYEES

Employees who suspect or know of violations of this Code or otherwise illegal or unethical business or workplace conduct by other employees have an obligation to contact their supervisor or manager, who must promptly inform the Company's General Counsel of the suspected or known violation.

Officers and directors who suspect or know of violations of this Code or otherwise illegal or unethical workplace conduct by employees must contact the Company's General Counsel directly.

Approved by Board of Directors - Dec 3, 2003

                                                                      APPENDIX A

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

             HOW TO ASK QUESTIONS OR REPORT VIOLATIONS; ENFORCEMENT

If the supervisor or General Counsel is not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the director, officer or employee may contact the Chairman of the Audit Committee of the Board of Directors.

HORIZON'S ETHICS HOTLINE FOR ACCOUNTING AND AUDIT RELATED ISSUES AND CONCERNS

Horizon's ethics regarding its accounting, internal accounting controls and financial reporting or audit matters are critical to maintaining the public's trust and a positive company perception. We have established a procedure to alert the company and the Audit Committee to potential problems before they have serious consequences, in compliance with the provisions of the Sarbanes-Oxley Act of 2002.

Employees should call a toll-free number (refer to Horizon intranet for toll-free number), if they have specific concerns about a Horizon Offshore accounting or financial audit matter. The call will be taken by an independent, third party vendor, who is responsible for maintaining the confidentiality of the concerns and the anonymity of the caller. The exact contents of the call will be forwarded directly to the Chairman of the Audit Committee of the Board of Directors for Horizon.

If you wish to call anonymously, you will be provided a number to use in identifying your inquiry. The group of professionals who answer your call will work with you to get the information the Company needs to address your concern.

In the event the employee's call is not anonymous, the Company will treat the employee's identity and the alleged illegal or unethical conduct as confidential information, and will disclose the identity of such source only as necessary to comply with legal requirements and investigate the reported incident. Those informed of the employee's identity will be made aware of the need for confidentiality.

Written complaints regarding accounting and audit issues must be sent to:

a) Communication in English

Chairman of the Audit Committee of the Board of Directors
ID # XXX-XXX-XXXX (refer to Horizon intranet web site for ID #)
c/o MessagePro
9700 Bissonnet, Suite 1500
Houston, TX 77036, USA

b) Communication in languages other than English

Chairman of the Audit Committee of the Board of Directors
ID # XXX-XXX-YYYY(refer to Horizon intranet web site for ID #)
c/o MessagePro
9700 Bissonnet, Suite 1500
Houston, TX 77036, USA

Approved by Board of Directors - Dec 3, 2003

                                                                      APPENDIX A

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

             HOW TO ASK QUESTIONS OR REPORT VIOLATIONS; ENFORCEMENT

ENFORCEMENT

Horizon's General Counsel and Internal Audit will coordinate the resolution of all complaints. Resolution of complaints may require the involvement of Internal Audit, Legal, Human Resources and other departmental management as necessary. The Company will endeavor to treat the identity of all persons reporting known or suspected violations and the alleged illegal or unethical conduct as confidential information, and will disclose the identity of such source only as necessary to comply with legal requirements and investigate the reported conduct. Those informed of the reporting person's identity shall be made aware of the need for confidentiality.

Upon receipt of a complaint or report regarding a known or suspected violation of the Code or otherwise illegal or unethical workplace conduct, the General Counsel in consultation with the Director of Internal Audit or the Audit Committee, will evaluate the report as to gravity and credibility. If such persons determine that further action is warranted, they will instruct the appropriate Company personnel or outside advisor to:

     - Initiate an informal inquiry or a formal investigation with respect thereto;

     -    Prepare a report of such inquiry or investigation;

     - Make the results of such inquiry or investigation available to the appropriate Company personnel for their consideration and action; and

     - If there is merit to the report, take appropriate disciplinary action, up to and including removal or dismissal, and, if warranted, legal proceedings.

The Company will not allow retaliation against any employee who reports in good faith concerns about compliance with the law, compliance with Horizon's Code of Ethics and Business Conduct, or other ethical concerns. However, anyone who uses the ethics and compliance program to spread falsehoods or threaten others, or with the intent to unjustly damage another person's reputation, will be subject to disciplinary action.

If you become aware of a potential ethical issue or irregularity, you should not attempt to handle an investigation on your own. Ask for help from Internal Audit, Legal, Human Resources or use the procedures described above to report the matter.

Who you talk to is not as important as you talking to somebody. The Company will stand behind its Code of Ethics and Business Conduct and those who raise issues in good faith.

Approved by Board of Directors - Dec 3, 2003

                                                                      APPENDIX A

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

             HOW TO ASK QUESTIONS OR REPORT VIOLATIONS; ENFORCEMENT

CONTACT INFORMATION

The Company's General Counsel can be contacted as follows:

   Via U.S. Mail: Horizon Offshore, Inc.
                  Attn:  Mr. William B. Gibbens, III
                  Executive Vice President and General Counsel
                  2500 CityWest Blvd., Ste. 2200
                  Houston, Texas 77042

   Via E-Mail:    General Counsel - bgibbens@horizonoffshore.com

   Via Telephone: 713-361-2601

Approved by Board of Directors - Dec 3, 2003

                                                                      APPENDIX B

                                                   [HORIZON OFFSHORE, INC. LOGO]

                             HORIZON OFFSHORE, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

                              ACKNOWLEDGEMENT FORM

To: General Counsel
    Horizon Offshore, Inc.

     I acknowledge and confirm to Horizon Offshore, Inc. (the "Company") that I have received, read, understand and will comply with the Company's Code of Ethics and Business Conduct. I understand that any violation of the Code or illegal or unethical conduct is subject to disciplinary action, up to and including removal or dismissal, and, if warranted, legal proceedings.

     I have had an opportunity to ask questions of my supervisor regarding the Code and any questions I had have been answered satisfactorily.

------------------------------------
Signature

------------------------------------
Date

------------------------------------
Name (Please Print)

* Please return this signed and dated form to the General Counsel, Horizon Offshore, Inc. 2500 CityWest Blvd., Suite 2200, Houston, Texas 77042.

Approved by Board of Directors - Dec 3, 2003